As filed with the Securities and Exchange Commission on November 3, 2006
Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	16-0757636
(State of Incorporation)	(I.R.S. Employer Identification No.)

East Aurora, New York 14052-0018
(716) 652-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert R. Banta, Executive Vice President and
Chief Financial Officer
East Aurora, New York 14052-0018
(716) 652-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
John B. Drenning, Esq.
Robert J. Olivieri, Esq.
Hodgson Russ LLP
One M&T Plaza, Suite 2000
Buffalo, New York 14203
(716) 856-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to the General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered	Share(1)	Price	Registration Fee

C Class A Common Stock, $1.00 par value per share	445,725 shares	$37.47	$16,701,316	$1,788

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to In accordance with Rules 457(c) and 457(r) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s common shares reported on the New York Stock Exchange on October 30, 2006.

(2)
A filing fee in the amount of $1,756 previously paid by the registrant with respect to Registration No. 333-138149 filed on October 23, 2006 and withdrawn on October 31, 2006 is being used to offset this fee.

PROSPECTUS
MOOG INC.

445,725 SHARES

CLASS A COMMON STOCK

This prospectus relates to the resale from time to time of up to 445,725 shares of our Class A common stock by the selling shareholder described in the section entitled “Selling Shareholder” beginning on page 9 of this prospectus. The shares were issued to the selling shareholder in connection with our acquisition of McKinley Medical Corporation in a merger transaction.

The selling shareholder may offer and sell any of the shares of the Class A common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the selling shareholder, you should refer to the section entitled “Plan of Distribution” on page 11 of this prospectus. We will not receive any proceeds from the sale of the shares of Class A common stock by the selling shareholder.

Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “MOG.A.” On November 1, 2006 the last reported sale price for our Class A common stock was $36.30 per share.

You should consider carefully the risks that we have described in “Risk Factors” beginning on page 5 of this prospectus before deciding whether to invest in our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2006.

TABLE OF CONTENTS
 Page No.

ABOUT THIS PROSPECTUS	i
AVAILABLE INFORMATION	ii
SUMMARY	1
RISK FACTORS	5
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	8
DESCRIPTION OF CAPITAL STOCK	8
SELLING SHAREHOLDER	10
PLAN OF DISTRIBUTION	11
LEGAL MATTERS	12
EXPERTS	12

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. Pursuant to this prospectus, the selling shareholder named on page 10 may sell up to a total of 445,725 shares of our Class A common stock. This prospectus and the documents incorporated by reference herein include important information about us, the Class A common stock being offered and other information you should know before investing. You should read this prospectus together with the additional information about us described in the sections below entitled “Available Information” and “Incorporation of Certain Information by Reference.” You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

References to “Moog” refer to Moog Inc. Unless the context otherwise requires, references to “we,” “us” or “our” refer collectively to Moog Inc. and its subsidiaries.

i

 AVAILABLE INFORMATION

We are a public company and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (hereinafter referred to as the “Exchange Act”). You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room and its copy charges. Our SEC filings are also available to the public on the SEC’s web site at “http:/ /www.sec.gov.” In addition, our stock is listed for trading on the New York Stock Exchange. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006.

The SEC allows us to “incorporate by reference” in this prospectus the information in documents filed with it. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or any prospectus supplement.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, prior to the termination of this offering. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus). You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

•	Our Annual Report on Form 10-K for the year ended September 24, 2005;

•	Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2005, April 1, 2006 and July 1, 2006;

•
Our Current Reports on Form 8-K filed November 23, 2005, December 2, 2005, December 28, 2005, January 30, 2006, February 13, 2006, February 15, 2006, February 21, 2006, April 11, 2006, August 28, 2006 and October 27, 2006; and

•	The description of our common stock contained in our Registration Statement on Form S-3 filed on November 9, 2001.

You may request a copy of these documents, at no cost to you, by writing or telephoning us at:

Moog Inc.
Seneca St. at Jamison Rd.
Corporate Offices
East Aurora, NY 14052
Attention: Investor Relations
(716) 652-2000

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus or any prospectus supplement at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

ii

SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Available Information” before purchasing our Class A common stock.

Overview

We are a leading worldwide designer and manufacturer of high performance, precision motion and fluid controls and control systems for a broad range of applications in aerospace, defense and industrial markets. Our products and systems include military and commercial aircraft flight controls, satellite positioning controls, controls for steering tactical and strategic missiles, thrust vector controls for space launch vehicles and controls for positioning gun barrels and automatic ammunition loading for military combat vehicles. Our products are also used in a wide variety of industrial applications, including injection molding machines for the plastics markets, metal forming, power generating turbines, simulators used to train pilots and certain medical applications.

Our customers fall into three groups, Original Equipment Manufacturers, or OEMs, that are customers of our aerospace and defense markets, OEM customers of our industrial business and aftermarket customers in all of our markets. Aerospace and defense OEM customers collectively represented 46% of our fiscal 2005 sales. The majority of these sales are to a small number of large companies. Due to the long-term nature of many of the programs, many of our relationships with aerospace and defense OEM customers are based on long-term agreements. Our OEM sales of industrial controls, which represented 33% of our fiscal 2005 sales, are to a wide diversity of customers around the world and are normally based on lead times of 90 days or less. We also provide aftermarket support, consisting of spare and replacement parts and repair and overhaul services, for all of our product applications. Our major aftermarket customers are the U.S. Government and the commercial airlines. In fiscal 2005, aftermarket sales accounted for 21% of total sales. Sales arising from U.S. Government prime or subcontracts, including military sales to Boeing and Lockheed Martin, were approximately 34% of our fiscal 2005 sales.

We have five reportable segments: (1) Aircraft Controls, (2) Space and Defense Controls, (3) Industrial Controls, (4) Components and (5) Medical Devices.

Our Aircraft Controls Segment

Within Aircraft Controls, we design, manufacture and integrate primary and secondary flight controls for military and commercial aircraft, and provide aftermarket support. Our systems control large commercial transports, supersonic fighters, multi-role military aircraft, business jets and rotorcraft.

We are well positioned on both development and production programs. Typically, development programs require concentrated periods of research and development by our engineering teams and involve design, development, testing and integration. We are currently working on several large development programs including the F-35 Joint Strike Fighter, India’s Light Combat Aircraft, Boeing’s 787 Dreamliner, Airbus’ A400M and two unmanned aerial vehicles, the X-45 and X-47. The F-35 is the largest of these programs. The 787 and the A400M programs began design and development in 2004. Production programs are generally long-term manufacturing efforts that extend for as long as the aircraft builder receives new orders. Our large military production programs include the F/A-18 E/F Super Hornet, F-15 Eagle and the V-22 Osprey. Our large commercial production programs include the full line of Boeing 7-series aircraft.

Our Space and Defense Controls Segment

Our Space and Defense Controls segment provides controls for satellites and space vehicles, launch vehicles, tactical and strategic missiles, missile defense and defense controls. For the commercial and military satellite markets, we design, manufacture and integrate chemical and electric propulsion systems and space flight motion controls. Launch vehicles and missiles use our steering and propulsion controls, and the Space Station uses our couplings, valves and actuators. We design and build steering and propulsion controls for tactical and strategic missile programs, including VT-1, Hellfire and TOW. We supply valves on the final stage kill vehicle used in the U.S. National Missile Defense development initiative. We design and manufacture systems to position gun barrels and automatically load ammunition on military vehicles.

Our Industrial Controls Segment

Industrial Controls is a diverse segment, serving customers around the world and in many markets. Six major markets — plastics making machinery, power generating turbines, metal forming, heavy industry, test and simulation — generate over half of our total sales in this segment. For the plastics making machinery market, we design, manufacture and integrate systems for all axes of injection and blow molding machines using leading edge technology, both hydraulic and electric. In the power generation turbine market, we design, manufacture and integrate complete control assemblies for fuel, steam and variable geometry control applications that include wind turbines. Metal forming markets use our designed and manufactured systems that provide precise control of position, velocity, force, pressure, acceleration and other critical parameters. Heavy industry uses our high precision electrical and hydraulic servovalves for steel and aluminum mill equipment. For the test markets, we supply controls for automotive testing, structural testing and fatigue testing. Our hydraulic and electromechanical motion simulation bases are used for the flight simulation and training markets. Other markets include material handling, auto racing, carpet tufting, paper mills and lumber mills.

Our Components Segment

Many of the same markets, including military and commercial aerospace, defense controls and industrial applications, that drive sales as described in the previous three segments affect Components. In addition, Components serves two medical equipment markets.

This segment’s three largest product categories, slip rings, fiber optic rotary joints and motors, serve broad markets. Slip rings and fiber optic rotary joints use sliding contacts and optical technology to allow unimpeded rotation while delivering power and data across a rotating interface. They come in a range of sizes that allow them to be used in many applications that include diagnostic imaging, particularly CT scan medical equipment featuring high-speed data communications, de-icing and data transfer for rotorcraft, forward-looking infrared camera installations, radar pedestals, material handling, surveillance cameras, packaging and robotics. Our motors are used in equally broad-based markets, many of which are the same as for slip rings. For the medical pump and blower market, and particularly sleep apnea equipment, Components designs and manufactures a series of miniature brushless motors that provide extremely low noise and reliable long life operation. Industrial markets use our motors for material handling, fuel cells and electric pumps. Military applications use our motors for gimbals, missiles and radar pedestals. Components has several other product lines including electromechanical actuators for military, aerospace and commercial applications, fiber optic modems that provide electrical-to-optical conversion of communication and data signals, avionic instrumentation, optical switches and resolvers.

Our Medical Devices Segment

Medical Devices is our newest segment, formed as a result of the acquisitions of Curlin Medical and McKinley Medical in 2006. These product lines expand our participation in our target medical markets beyond the supply of component parts and assemblies that have already been an integral part of our Components segment. Curlin products include infusion pumps that provide controlled delivery of therapeutic drugs to the patient, either in a hospital or in an outpatient setting. The technology employed in infusion pumps today includes microprocessor controls and sophisticated software. McKinley products include disposable pumps and accessories used principally to administer therapeutic drugs for chemotherapy and antibiotic applications, and post-operative pain medication for pain management. We believe that our extensive background in electronic control of fluid-flow metering devices combined with the reputation of these products in the medical devices market will result in further strategic growth of this new segment.

The Offering

Securities offered by the selling shareholder	Up to 445,725 shares of our Class A common stock.

Use of proceeds	We will not receive any proceeds from the sale of the Class A common stock offered by this prospectus.

New York Stock Exchange Symbol	MOG.A

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before you invest in our Class A common stock, you should understand and carefully consider the risks described below and the risk factors relating to our industry and business described in our Annual Report on Form 10-K for the year ended September 24, 2005, as well as all of the other information contained in this prospectus, the applicable prospectus supplement and the information incorporated by reference, including our financial statements and the related notes. Any of these risks could materially adversely affect our business, financial condition, results of operations and the trading price of our Class A common stock, and you may lose all or part of your investment.

The voting rights of the Class A common stock are limited.

The voting rights of the holders of Class A common stock are limited by our certificate of incorporation. Holders of Class A common stock are entitled to elect at least 25% of the board of directors, rounded up to the nearest whole number, so long as the outstanding shares of Class A common stock are at least 10% of the aggregate number of outstanding shares of Class A common stock and Class B common stock combined. Currently, the holders of Class A common stock are entitled, as a class, to elect three directors. The holders of the Class B common stock are entitled, as a class, to elect the remaining eight directors. On all other matters except as is required by law, the Class A and Class B common stock vote together as a single class with each share of Class A common stock entitled to a one-tenth vote per share and each share of Class B common stock entitled to one vote per share.

Our officers and directors and shareholders affiliated with them control the vote of a significant percentage of our voting stock and as a result exert influence over us, and may have interests that conflict with those of other shareholders, including purchasers of Class A common stock.

As of September 30, 2006, approximately 74.7% of the Class B common stock and approximately 5.7% of the Class A common stock was held in the aggregate by the Moog Inc. Savings and Stock Ownership Plan Trust, the Moog Inc. Retirement Plan Trust, relatives of the late Jane B. Moog subject to The Moog Family Agreement as to Voting and our officers and directors. These shareholders as a group possess the voting power to elect a majority of the board of directors and to effectively control our business policies and affairs, and may have interests that conflict with those of other shareholders, including purchasers of our Class A common stock.

New York law and our certificate of incorporation and by-laws contain provisions that could delay and discourage takeover attempts that shareholders may consider favorable.

Certain provisions of our certificate of incorporation and by-laws and applicable provisions of New York corporate law may make it more difficult for or prevent a third party from acquiring control of us or changing our board of directors and management. These provisions include:

•
the limited voting rights of the Class A common stock and the fact that, as of September 30, 2006, approximately 5.7% of the Class A and approximately 74.7% of the Class B common stock, representing approximately 43.6% of the voting power of our outstanding common stock, is owned or controlled by our affiliates;

•	our ability under our certificate of incorporation to issue additional shares of Class B common stock and shares of “blank check” preferred stock without action of the shareholders;

•	provisions of our certificate of incorporation and by-laws which create a staggered board of directors with each director elected for a three-year term; and

•	provisions of New York corporate law which impose limitations on persons proposing to acquire us in a transaction not approved by our board of directors.

Any delay or prevention of a change of control transaction or changes in our board of directors or management could deter potential acquirors or prevent the completion of a transaction in which our stockholders could receive a substantial premium over the then-current market price for their shares.

Possible volatility in the price of our common stock could negatively affect us and our shareholders.

The trading price of our Class A common stock may be volatile in response to a number of factors, many of which are beyond our control, including actual or anticipated variations in quarterly financial results, changes in financial estimates by securities analysts and announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments. In addition, our financial results may be below the expectations of securities analysts and investors. If this were to occur, the market price of our Class A common stock could decrease, perhaps significantly. Additionally, our Class A common stock has historically had low trading volumes. The limited liquidity for holders of our Class A common stock may add to the volatility of the trading price of our common stock. For example, from September 30, 2003 to September 30, 2006, the sales prices of our Class A common stock have ranged from $17.42 per share to $40.65 per share. These effects could materially adversely affect the trading market and prices for our Class A common stock, as well as our ability to issue additional securities or to secure additional financing in the future.

In addition, the U.S. securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Broad market and industry factors may negatively affect the price of our Class A common stock, regardless of our operating performance.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are not historical facts, but only predictions and generally can be identified by the use of statements that include terms such as “believe,” “expect,” “anticipate,” “estimate,” “could,” “plan,” “intend,” “may,” “project,” “predict,” “will” and terms and phrases of similar import. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate, and the forward-looking statements based on these assumptions could be incorrect. While we have made these forward-looking statements in good faith and they reflect our current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Accordingly, these forward-looking statements are qualified in their entirety by reference to the factors described in “Risk Factors” as well as to other factors described below and the information in the documents incorporated by reference herein. The forward-looking statements included in this prospectus are made only as of their respective dates, and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise.

Important factors affecting forward-looking statements in this prospectus include, but are not limited to, the following:

•	fluctuations in general business cycles for commercial aircraft, military aircraft, space and defense products and industrial capital goods;

•	our dependence on government contracts, which may not be fully funded or may be terminated;

•	our significant indebtedness, which could limit our cash flow for operations and flexibility;

•	the possibility that our subcontractors may fail to perform their contractual obligations, which may adversely affect our contract performance and our ability to obtain future business;

•	the potential for cost overruns on fixed-price contracts and the risk that actual results may differ from estimates used, including those used in accounting for long-term contracts;

•	the potential for substantial fines and penalties or suspension or debarment from future contracts in the event we do not comply with regulations relating to defense industry contracting;

•	the potential that the demand for our products may be reduced if we are unable to adapt to technological change;

•	the possibility that our new products and research and development efforts may not be successful, which would result in a reduction in our sales and profits;

•	our dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of our sales;

•	intense competition in our business which may require us to lower prices or offer more favorable terms of sale;

•
higher pension costs and increased cash funding requirements, which could occur in future years if future actual plan results differ from assumptions used for our defined benefit plans, including returns on plan assets and discount rates;

•	a write-off of all or part of our goodwill or other intangible assets, which could adversely affect our operating results and net worth and cause us to violate covenants in our bank agreements;

•	our ability to successfully identify and consummate acquisitions and integrate the acquired businesses;

•	our exposure to successor liability relating to actions by an acquired company and its management before the acquisition;

•
the possibility that the due diligence we conduct in connection with an acquisition, and any contractual guarantees or indemnities that we receive from the sellers of acquired companies, may not be sufficient to protect us from, or compensate us for, actual liabilities whereby a material liability could adversely affect our reputation and results of operations and reduce the benefits of the acquisition;

•	our dependence on our management team and key personnel;

•	the possibility that future terror attacks, war or other civil disturbances could negatively impact our business;

•	our operations in foreign countries could expose us to political risks and adverse changes in local, legal, tax and regulatory schemes;

•	the possibility that government regulation could inhibit our ability to sell our products outside the United States;

•	the possibility of a catastrophic loss of one or more of our manufacturing facilities;

•	the impact of product liability claims related to our products used in applications where failure can result in significant property damage, injury or death and in damage to our reputation;

•	foreign currency fluctuations in those countries in which we do business and other risks associated with international operations; and

•	the cost of compliance with environmental laws.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Class A common stock by the selling shareholder.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of Class A common stock, par value $1.00 per share, 10,000,000 shares of Class B common stock, par value $1.00 per share and 10,000,000 shares of preferred stock, par value $1.00 per share. As of September 30, 2006, we had outstanding 38,086,286 shares of Class A common stock and 4,209,585 shares of Class B common stock. As of September 30, 2006, we had 1,782,714 shares of Class A common stock issuable upon exercise of outstanding stock options under our stock option plans at a weighted average price of $18.20 per share, 548,453 shares of Class A common stock reserved and available for future issuance under our stock option plans, and 4,209,585 shares of Class A common stock issuable upon conversion of our shares of Class B common stock then outstanding. As of September 30, 2006, no shares of preferred stock were outstanding. The following description of our capital stock is a summary only and is derived from our certificate of incorporation, which is incorporated by reference into this prospectus.

Common Stock

The Class A common stock and Class B common stock share equally in our earnings and are identical except with respect to rights on voting, dividends and share distributions and convertibility.

Voting Rights. The Class A common stock and Class B common stock vote as a single class on all matters except election of directors and except as required by law. Holders of Class A common stock are entitled to elect at least 25% of the board of directors, rounded up to the nearest whole number, so long as the outstanding shares of Class A common stock are at least 10% of the aggregate number of outstanding shares of Class A common stock and Class B common stock combined. The holders of Class B common stock elect the remaining directors. Currently, the holders of Class A common stock are entitled, as a class, to elect three directors. The holders of the Class B common stock are entitled, as a class, to elect our remaining eight directors. On all other matters, the holders of Class A common stock are entitled to one-tenth of a vote. Each share of Class B common stock is entitled to one vote. If the outstanding shares of Class A common stock become less than 10% of the aggregate number of outstanding shares of both classes combined, the holders of Class A common stock would not have the right to elect 25% of the board of directors. Directors would then be elected by all shareholders voting as a single class, with holders of Class A common stock having a one-tenth vote per share and holders of Class B common stock having one vote per share.

Dividends and Share Distributions. Dividends may be paid on Class A common stock without paying a dividend on Class B common stock. No dividend may be paid on Class B common stock unless at least an equal dividend is paid on Class A common stock. Payment of dividends is limited by our bank credit facility. Share distributions in shares of Class A common stock or Class B common stock may be paid only as follows. Shares of Class A common stock are paid to holders of shares of Class A common stock or, if there is no Class A common stock outstanding, to holders of Class B common stock. Shares of Class A common stock are paid to holders of Class A common stock and shares of Class B common stock are paid to holders of Class B common stock. The same number of shares must be paid in respect of each outstanding share of Class A common stock and Class B common stock.

We may not combine or subdivide shares of either class of common stock without at the same time proportionally subdividing or combing shares of the other class.

Conversion. Each share of Class B common stock is convertible at the option of the holder at any time into Class A common stock on a one-for-one basis.

Preferred Stock

Our board of directors is authorized, without shareholder action, to issue shares of preferred stock in one or more series. The board has the discretion to determine the rights, preferences and limitations of each series, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. Satisfaction of any dividend preference of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. We have no current intention to issue any shares of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is:

Mellon Investor Services
111 Founders Plaza
East Hartford, Connecticut 06108
(860) 282-3509

SELLING SHAREHOLDER

We have issued 445,725 shares of our Class A common stock to the selling shareholder named below in connection with our acquisition by merger of McKinley Medical Corporation. We have filed this prospectus in order to permit the selling shareholder to resell to the public these shares of Class A common stock issued in connection with that transaction.

The following table, to our knowledge, sets forth information regarding the beneficial ownership of our Class A common stock by the selling shareholder as of September 30, 2006 and the number of shares being offered hereby by the selling shareholder. For purposes of the following description, the term “selling shareholder” includes pledgees, donees, permitted transferees or other permitted successors-in-interest selling shares received after the date of this prospectus from the selling shareholder. The information is based on information provided by or on behalf of the selling shareholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares, as well as any shares as to which the selling shareholder has the right to acquire beneficial ownership within sixty (60) days after September 30, 2006 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise. Unless otherwise indicated below, the selling stockholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

	Shares Beneficially Owned Prior to Offering		Shares Being	Shares Beneficially Owned After Offering(1)
Selling Shareholder	Number	Percent(2)	Offered	Number	Percent(2)
McKinley Medical, LLC (3) 252 Clayton Street, 4th Floor Denver, Colorado 80206	445,725	1.2%	445,725	0	0%

(1)           We do not know when or in what amounts the selling shareholder may offer for sale the shares of Class A common stock pursuant to this offering. The selling shareholder may choose not to sell any of the shares offered by this prospectus. Because the selling shareholder may offer all or some of the shares of common stock pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of Class A common stock, we cannot estimate the number of shares of Class A common stock that the selling shareholder will hold after completion of the offering. For purposes of this table, however, we have assumed that the selling shareholder will have sold all of the shares covered by this prospectus upon the completion of the offering.

(2)           Percentages are based on 38,086,286 shares of Class A common stock that were issued and outstanding as of September 30, 2006.

(3)           The principal beneficial owners of McKinley Medical, LLC are Pat Broe (78.43%), a trust for the benefit of Mr. Broe’s children (11.47%), Randy Hoffman (10%). The address for each of Messrs. Broe and Hoffman and the trust is 252 Clayton Street, 4th Floor, Denver, Colorado 80206.

PLAN OF DISTRIBUTION

The selling shareholder may, from time to time, sell any or all of their shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling shareholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock from time to time under this prospectus after we have filed a prospectus supplement amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholder also may transfer the shares of Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Class A common stock from time to time under this prospectus after we have filed a prospectus supplement amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling shareholder and any broker-dealers or agents that are involved in selling the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of Class A common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Class A common stock by the selling shareholder. If we are notified by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Class A common stock, we will file a supplement to this prospectus if required. If the selling shareholder uses this prospectus for any sale of the shares of Class A common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our Class A common stock and activities of the selling shareholder.

LEGAL MATTERS

Unless otherwise indicated in this prospectus, Hodgson Russ LLP, Buffalo, New York will provide us with an opinion regarding the validity of the Class A common stock offered hereby. John Drenning, our Corporate Secretary, is a partner in Hodgson Russ LLP. He and other attorneys in that firm beneficially own an aggregate of approximately 10,500 shares of Class A common stock.

EXPERTS

The consolidated financial statements of Moog Inc. appearing in Moog Inc.’s Annual Report (Form 10-K) for the year ended September 24, 2005 (including the financial statement schedule appearing therein), and Moog Inc. management’s assessment of the effectiveness of internal control over financial reporting as of September 24, 2005 included therein (which did not include an evaluation of the internal control over financial reporting of the Power and Data Technologies Group of the Kaydon Corporation and FCS Control Systems), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the Power and Data Technologies Group of the Kaydon Corporation and FCS Control Systems from the scope of management’s assessment and such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated in this prospectus by reference in reliance upon such reports given on the authority of Ernst & Young as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth our estimates (other than the SEC registration fee) of the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

Item	Amount

SEC registration fee	$1,788
Legal fees and expenses	5,000
Accounting fees and expenses	10,000
Miscellaneous fees and expenses	3,212
Total	$20,000

Item 15. Indemnification of Directors and Officers.

Sections 722 through 726 of the New York Business Corporation Law, or BCL, grant New York corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; give a director or officer who successfully defends an action the right to be so indemnified; and permit a corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of shareholders or otherwise.

Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its stockholders for breach of fiduciary duty as a director, provided that such provision shall not eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, or (iv) for any transaction from which the director receives an improper personal benefit. The Registrant’s Restated Certificate of Incorporation includes the provisions permitted by Section 402(b) of the BCL.

The Registrant’s By-Laws provide that it shall indemnify such directors and officers against expenses, judgments, fines or amounts paid in settlement in connection with any action, suit or proceeding, or threat thereof, to the maximum extent permitted by applicable law.

Item 16. Exhibits

(a)	Exhibits.

Exhibit No.	Exhibit

3.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement No. 333-113698).

3.2	Amended By-Laws of the Registrant (incorporated by reference to Exhibit B to the Company’s proxy statement filed under Schedule 14A on December 2, 2003).

5.1	Opinion of Hodgson Russ LLP.

23.1	Consent of Hodgson Russ LLP (contained in Exhibit 5.1 to this registration statement).

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (contained in Part II of this registration statement).

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Aurora, New York on November 3, 2006.

MOOG INC.

By:	/s/ Robert T. Brady
Chairman of the Board, President
and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Moog Inc., hereby severally constitute and appoint Robert T. Brady and Robert R. Banta and each of them singly, our true and lawful attorney and agent with full power and authority to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 of Moog Inc. and any and all amendments or supplements, whether pre-effective or post-effective, to said registration statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Moog Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as then may be signed by our said attorneys or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert T. Brady Robert T. Brady	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) and Director	November 3, 2006

/s/ Robert R. Banta Robert R. Banta	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director	November 3, 2006

/s/ Donald R. Fishback Donald R. Fishback	Controller (Principal Accounting Officer)	November 3, 2006

/s/ Richard A. Aubrecht Richard A. Aubrecht	Director	November 3, 2006

/s/ Raymond W. Boushie Raymond W. Boushie	Director	November 3, 2006

James L. Gray	Director

/s/ Joe C. Green Joe C. Green	Director	November 3, 2006

Kraig H. Kayser	Director

/s/ Brian J. Lipke Brian J. Lipke	Director	November 3, 2006

/s/ Robert H. Maskrey Robert H. Maskrey	Director	November 3, 2006

Albert F. Myers	Director

/s/ John Hendrickson John Hendrickson	Director	November 3, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement No. 333-113698).

3.2	Amended By-Laws of the Registrant (incorporated by reference to Exhibit B to the Company’s proxy statement filed under Schedule 14A on December 2, 2003).

5.1	Opinion of Hodgson Russ LLP.

23.1	Consent of Hodgson Russ LLP (contained in Exhibit 5.1 to this registration statement).

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (contained in Part II of this registration statement).